                                                                     EXHIBIT 2.2




                         TRANSACTION AGREEMENT AMENDMENT

                                                                       EXHIBIT E
                                                 [TO THE DISTRIBUTION AGREEMENT]

                         TRANSACTION AGREEMENT AMENDMENT

      THIS AMENDMENT TO THE 1997 TRANSACTION AGREEMENT (THIS "AMENDMENT") is made as of ______ __, 2004 by and among CSX CORPORATION, a Virginia corporation ("CSX"), CSX TRANSPORTATION, INC., a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "CSXT"), NORFOLK SOUTHERN CORPORATION, a Virginia corporation ("NSC"), NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "NSR"), CONRAIL INC., a Pennsylvania corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "CRR"), CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation ("CRC"), and CRR HOLDINGS LLC, a Delaware limited liability company ("CRR Parent"). CSX, CSXT, NSC, NSR, CRR, CRC and CRR Parent are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

      WHEREAS, the Parties have previously entered into that certain Transaction Agreement, dated as of June 10, 1997, as amended (the "Transaction Agreement") and the Ancillary Agreements (as defined in the Transaction Agreement) related thereto;

      WHEREAS, the Parties, CSX RAIL HOLDING CORPORATION, a Delaware corporation ("CSX Rail"), CSX NORTHEAST HOLDING CORPORATION, a Delaware corporation ("CSX Northeast"), NEW YORK CENTRAL LINES LLC, a Delaware limited liability company and a wholly-owned Subsidiary of CRC ("NYC"), PENNSYLVANIA LINES LLC, a Delaware limited liability company and wholly-owned subsidiary of CRC ("PRR"), GREEN ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned Subsidiary of CRR Parent ("Green Acquisition"), NYC Newco, Inc., a Virginia corporation and wholly-owned subsidiary of CSXT ("NYC Newco"), and PRR Newco, Inc., a Virginia corporation and wholly-owned subsidiary of NSR ("PRR Newco"), are the parties to that certain Distribution Agreement, dated as of _____ __, 2004 (the "Distribution Agreement");

      WHEREAS, the parties to the Distribution Agreement are on the date hereof consummating the Closing (as defined in the Distribution Agreement) and entering into various documents and instruments to effectuate the same;

      WHEREAS, in connection with the Parties' preparations for the Closing and as required under the terms of the Distribution Agreement, the Parties have identified certain provisions of the Transaction Agreement and the Ancillary Agreements for which the Parties desire to clarify their understandings and agreements with respect to certain matters related to the Transaction Agreement and the Ancillary Agreements in order to effectuate the Distribution Agreement;


                                    EX. E-1

      WHEREAS, the Parties have determined that it is in the best interests of their respective companies to amend the Transaction Agreement and the Ancillary Agreements as set forth in this Amendment; and

      WHEREAS, it is the intent of the Parties that, except as expressly amended hereby, the Transaction Agreement and the Ancillary Agreements as in effect immediately prior to the execution and delivery of this Amendment shall remain in full force and effect;

      NOW, THEREFORE, the Parties hereby amend the Transaction Agreement and the Ancillary Agreements as follows:

1.    References; Interpretation.

      Unless otherwise specifically defined herein, each term used herein which is defined in the Transaction Agreement has the meaning assigned to such term in the Transaction Agreement. Each reference in the Transaction Agreement, as now in effect, to "hereof," "hereunder," "herein," "hereby" or words of similar import and each reference to "this Agreement" and each other similar reference contained in the Transaction Agreement, or in Ancillary Agreements, as now in effect, shall from and after the date of this Amendment refer to the Transaction Agreement as amended hereby.

      Nothing contained in the reaffirmations in this Amendment shall prejudice or otherwise affect the position of any Party hereto in any dispute as to interpretation of the Transaction Agreement or any Ancillary Agreement.

2. Integration. The Parties to the Transaction Agreement which execute this Amendment hereby reaffirm the Transaction Agreement and the Ancillary Agreements referred to therein so that the Transaction Agreement and the Ancillary Agreements, each as presently in effect, and the conforming changes set forth in Schedule A to this Amendment and contemplated by
      Section 5 of this Agreement shall be read as integrated documents from and after the Distribution Date (as defined in the Distribution Agreement).

3. No Changes to Shared Assets. Notwithstanding any provision of this Amendment, or of Schedule A hereto, or any action taken in connection with the transactions contemplated by the Distribution Agreement or by this Amendment, no changes, modifications or amendments to the North Jersey, South Jersey/Philadelphia, or Detroit Shared Assets Operating Agreements, or to those Shared Assets Areas, are being made by this Amendment, any Schedule thereto or those transactions, and none shall be implied.

4. Reaffirmation. Except as specifically amended as set forth in this Amendment or the instruments or documents provided for herein including Schedule A hereto, all other terms and provisions of the Transaction Agreement and the Ancillary Agreements, as now in effect, subject to the conforming changes provided for herein or set forth in

                                    EX. E-2

      Schedule A hereto, shall continue in full force and effect and unchanged as now in effect and are hereby confirmed in all respects, including, without limitation, all of the Allocations of CRC lines, equipment and other property made in Article II, all of the trackage and other operating agreements referred to in Section 2.5 and listed in Schedule 4, all of the allocation and retentions of liabilities provided for in Section 2.8, the provisions of Section 4.3(a) with respect to the "keepwell" therein provided, and the Percentage allocation provided for in Section 4.3(b), in each case of the Transaction Agreement as now in effect.

5. Required Modifications. In order to consummate the transactions contemplated in the Distribution Agreement, the Parties shall cooperate to modify the Transaction Agreement and the Schedules thereto and other agreements contemplated thereby, including without limitation, any Ancillary Agreements so as to permit the transfer of properties and other actions contemplated by the Distribution Agreement in order to reflect changes to rentals and the flow of funds resulting from the restructuring of debt obligations in accordance with the terms and subject to the conditions of the Distribution Agreement, all in accordance with the Percentage principles contained in the Transaction Agreement.

6. Miscellaneous. The provisions of Article XI of the Transaction Agreement are hereby expressly incorporated by reference into this Amendment, and each provision thereof shall have the same force and effect as if fully set forth herein (except to the extent such provision is amended, modified, supplemented, altered, rescinded or superseded by this Amendment).


                                    EX. E-3

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                 CSX CORPORATION


                                 By:   _________________________________
                                       Name:
                                       Title:


                                 CSX TRANSPORTATION, INC., for itself and on behalf of its controlled Subsidiaries


                                 By:   _________________________________
                                       Name:
                                       Title:


                                 NORFOLK SOUTHERN CORPORATION


                                 By:   _________________________________
                                       Name:
                                       Title:


                                 NORFOLK SOUTHERN RAILWAY COMPANY, for itself and on behalf of its controlled Subsidiaries


                                 By:   _________________________________
                                       Name:
                                       Title:


                                    EX. E-4

                                 CONRAIL INC., for itself and on behalf of its controlled Subsidiaries

                                 By:   _________________________________
                                       Name:
                                       Title:


                                 CONSOLIDATED RAIL CORPORATION


                                 By:   _________________________________
                                       Name:
                                       Title:


                                 CRR HOLDINGS LLC


                                 By:   _________________________________
                                       Name:
                                       Title:



                                    EX. E-5

                                                                      SCHEDULE A

                        AMENDMENTS AND CONFORMING CHANGES

1.    Transaction Agreement Amendments.

      1.1 Section 1.1 of the Transaction Agreement is hereby amended by inserting the following definition:

                  "Distribution Agreement" means the Agreement of that name
            dated as of ________ __, 2004, by and among CSX Corporation, CSX Transportation, Inc., CSX Rail Holding Corporation, CSX Northeast Holding Corporation, New York Central Lines LLC, Norfolk Southern Corporation, Norfolk Southern Railway Company, Pennsylvania Lines LLC, Conrail Inc., Consolidated Rail Corporation, CRR Holdings LLC, Green Acquisition Corp., NYC Newco, Inc. and PRR Newco, Inc.

      1.2 Section 4.5 of the Transaction Agreement is hereby amended to read in its entirety as set forth below:

            (a)   Historically, Section 4.5 read as follows:

                  "The parties anticipate that as of the Closing Date, the sum of the following amounts will total seven hundred and fifty million dollars: (i) Interest Rentals payable under the Shared Assets Agreements, (ii) Operating Fees payable under the CSXT Operating Agreement and the NSR Operating Agreement and (iii) Base Rent payable under the CSXT Equipment Agreement and the NSR Equipment Agreement. The parties acknowledge that as of a Valuation Date, (i) the Interest Rentals, Operating Fees and Base Rent shall be determined as set forth in the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement, the NSR Equipment Agreement and the Shared Assets Agreements and (ii) the allocation between CSXT and NSR of the Operating Fees and Base Rent payable under the CSXT Operating Agreement, the NSR Operating Agreement, the CSXT Equipment Agreement and the NSR Equipment Agreement shall reflect the then relative Fair Market Rental Values of the NYC Allocated Assets, the PRR Allocated Assets, the CSXT Equipment and the NSR Equipment as of the most recent Valuation Date (which allocation, in the case of a Valuation Date that is also the Closing

                                    SCH. A-1

                  Date, shall be a 58% allocation to NSR and a 42% allocation to
                  CSXT)."

            (b) As a consequence of the transactions contemplated by the Distribution Agreement, the rentals provided for under paragraph (a) above will change as follows: (i) NSR and CSXT shall no longer pay rents under the NSR and CSXT Operating Agreements and the NSR and CSXT Equipment Agreements and the parties hereto shall take all actions necessary to terminate such agreements, (ii) PRR Newco and NYC Newco (each as defined in the Distribution Agreement) or their successors will pay rents to CRC pursuant to certain Related Agreement Amendments relating to the Equipment Obligation Agreements, as amended, as defined in the Distribution Agreement, and (iii) NSR and CSXT will continue to pay Interest Rentals to CRC under the Shared Assets Agreements in accordance with Section 9(a)(i) thereof. Notwithstanding anything to the contrary in the Distribution Agreement or any other document or instrument contemplated thereby, the costs and expenses set forth in subpart (ii) (to the extent not specified in the Related Agreement Amendments) and subpart (iii) above shall be borne by CSXT and NSR in accordance with the Percentage. The parties acknowledge and agree that (x) NSR and CSXT will be obligated to the holders of CRC's unsecured debt pursuant to the New Debentures (as defined in the Distribution Agreement) to the extent such debt is tendered and accepted in the Exchange Offer (as defined in the Distribution Agreement) and (y) CRC shall continue to be obligated to the holders of CRC's unsecured debt to the extent such debt is not tendered and accepted in the Exchange Offer. The parties further acknowledge and agree that, notwithstanding anything to the contrary set forth in the Distribution Agreement or any other document or instrument contemplated thereby, any category of cost or expense which was borne by CSXT and NSR in accordance with the Percentage prior to the Closing of the Transactions contemplated thereby will continue to be borne in accordance with the Percentage after the Closing of the Distribution Agreement.

      1.3 Article V of the Transaction Agreement is hereby amended to read in its entirety as set forth below:

                            [Intentionally omitted.]

      1.4 The introductory paragraph of Part 1 to Schedule 2 of the Transaction Agreement is hereby amended to delete the words "(other than NYC and PRR)."

      1.5 Schedule 2 of the Transaction Agreement is hereby amended as follows:


                                    SCH. A-2

            (i) Paragraph (a) of Part 1 to Schedule 2 of the Transaction Agreement is hereby amended to read in its entirety as set forth below:

                  (a)   [Intentionally omitted.]

            (ii) Paragraph (b) of Part 1 to Schedule 2 of the Transaction Agreement is hereby amended to delete the words "(other than NYC and PRR)."

            (iii) Paragraph (k) of Part 1 to Schedule 2 of the Transaction
                  Agreement is hereby amended to delete the following words:

                  "provided that in respect of Contracts that are Allocated Assets, CRC shall follow NYC's (in the case of Contracts that are NYC Allocated Assets) or PRR's (in the case of Contracts that are PRR Allocated Assets) reasonable instructions in respect of such Contracts and no CRC Board approval shall be necessary for CRC to take such actions."

            (iv) Paragraph (n) of Part 1 to Schedule 2 of the Transaction Agreement is hereby amended to delete the words "(other than NYC and PRR)."

            (v) Paragraph (u) of Part 1 to Schedule 2 of the Transaction Agreement is hereby amended to read in its entirety as set forth below:

                  (u)   [Intentionally omitted.]

            (vi) Part 2 to Schedule 2 of the Transaction Agreement is hereby amended to read in its entirety as set forth below:

                  Except as approved by the CRC Board of Directors, neither CSX, CSXT, NSC, nor NSR shall make, agree to make, or permit to be made any transfer, easement, lease, license, sale of improvements, trackage rights or operating rights or other grant of the right to use any railroad line for railroad service (other than to an entity controlling, controlled by, or under common control with the grantor, such entity to be thereafter bound by this provision) (regardless of whether the grantor's rights depend on ownership or trackage rights or a combination thereof) which is part of any Main Line until May 31, 2024, or thereafter for the duration of any renewal term of the Shared Assets Operating Agreements for North Jersey and South Jersey. Notwithstanding the foregoing or any contrary provision herein, CSX, CSXT, NSC or NSR may

                                    SCH. A-3
                  make, agree to make, or permit to be made, in their sole discretion, any transfer, easement, lease, license, trackage rights, operating rights, sale of improvements or other arrangement for rail passenger service on any railroad line which is part of a Main Line, so long as (A) such arrangement does not include transferring fee ownership of such Main Line, and (B) CSX, CSXT, NSC or NSR, as the case may be, retains the exclusive right and obligation to provide freight service on the railroad line for a term not less than the term stated in the preceding sentence (including any renewals) which is part of such Main Line. As used herein, "Main Line" means a line of railroad held by NYC or PRR as of the Distribution Date within the State of New Jersey or New York, or the area within twenty-five miles of the City of Philadelphia, PA, that has daily rail service, but does not include any branch line connecting to a Main Line and does not include the Main Line that lies east of the Hudson River and south of Selkirk, NY.

2.    Ancillary Agreement Amendments and Other Agreement Amendments.

      2.1 The following agreements will amend or terminate certain Ancillary Agreements and other agreements:

            (i) AMENDED AND RESTATED EQUIPMENT ALLOCATION AGREEMENT between Consolidated Rail Corporation and New York Central Lines LLC, amending and restating the Equipment Allocation Agreement dated as of June 1, 1999, between the parties.

            (ii) AMENDED AND RESTATED EQUIPMENT ALLOCATION AGREEMENT between Consolidated Rail Corporation and Pennsylvania Lines LLC, amending and restating the Equipment Allocation Agreement dated as of June 1, 1999, between the parties.

            (iii) TERMINATION AGREEMENT between New York Central Lines LLC and
                  CSX Transportation, Inc., terminating the Equipment Agreement dated as of June 1, 1999, between the parties.

            (iv) TERMINATION AGREEMENT between Pennsylvania Lines LLC and Norfolk Southern Railway Company, terminating the Equipment Agreement dated as of June 1, 1999, between the parties.

            (v) TERMINATION AGREEMENT between New York Central Lines LLC and CSX Transportation, Inc., terminating the Operating Agreement dated as of June 1, 1999, between the parties.


                                    SCH. A-4

            (vi) TERMINATION AGREEMENT between Pennsylvania Lines LLC and Norfolk Southern Railway Company, terminating the Operating Agreement dated as of June 1, 1999, between the parties.

            (vii) AMENDED AND RESTATED LEASE ADMINISTRATION AGREEMENT among
                  Consolidated Rail Corporation, CSX Corporation and Norfolk Southern Corporation, amending the Lease Administration Agreement dated as of June 1, 1999, among the parties.


                                    SCH. A-5